December 13, 2000




OFIS Filer Support
SEC Operations Center
Mail Stop 0-7
6432 General Green Way
Alexandria, Virginia 22312

               Re:  Paxson Communications Corporation
                    Amendment No. 1 to Schedule 13D
                    CUSIP # 704231109


Gentlemen:

          Attached please find one copy of the electronic filing of our Amendment No. 1 to Schedule 13D with respect to Paxson
Communications Corporation.


                                        Sincerely,



                                        James E. McKee
                                        General Counsel





JEM/kmn
Enclosure(s)